EX-4.21 AGREEMENT - SURRENDER OF SHARES/STOCK OPTIONS/WARRANTS - INVESTORS

                                                              September 13, 2001
ConSyGen, Inc.
125 South 52nd Street
Tempe, AZ 85281
Attn:  Eric Strasser, CFO

         Re:      Deferral of Share Issuance

Ladies and Gentlemen:

As of September 13, 2001, the undersigned holds an aggregate of ____________ shares of common stock (the "Shares") of ConSyGen, Inc. (the "Company"), which the undersigned has agreed to surrender to the Company. The undersigned understands that the Company does not currently have sufficient authorized but unissued shares of common stock to execute its business and financial plans. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned does hereby waive his right to receive the shares until such time as the Company increases to at least 125,000,000 the number of the Company's authorized shares of common stock. Following such increase, the Company shall have the option to either (i) issue the undersigned ____________ shares of its common stock, or
(ii) pay the undersigned an aggregate of $_________, in lieu of issuing such shares to the undersigned. The Company shall use its best efforts to cause the number of its authorized shares of common stock to be increased to at least 125,000,000 within ninety (90) days of the date hereof.

                                                   Sincerely,


                                                   [Name]

AGREED AND ACCEPTED:

ConSyGen, Inc.

By:
      Name:    Robert Reisch
      Title:   Chief Executive Officer,
               duly authorized

By:
      Name:    Eric Strasser
      Title:   Chief Financial Officer,
               duly authorized

                                                              September 13, 2001
ConSyGen, Inc.
125 South 52nd Street
Tempe, AZ 85281
Attn:  Eric Strasser, CFO

         Re:      Deferral of Share Issuance

Ladies and Gentlemen:

As of September 13, 2001, the undersigned is entitled to an option for an aggregate of _________ shares of common stock (the "Options") of ConSyGen, Inc. (the "Company"). The undersigned understands that the Company does not currently have sufficient authorized but unissued shares of common stock to execute its business and financial plans. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned does hereby waive his right to exercise the options until such time as the Company increases to at least 125,000,000 the number of the Company's authorized shares of common stock. Following such increase, the Company shall issue to the undersigned an option for _________ shares of its common stock at an exercise price of $0.50 per share. The Company shall use its best efforts to cause the number of its authorized shares of common stock to be increased to at least 125,000,000 within ninety (90) days of the date hereof.

                                                   Sincerely,

                                                   [Name]


AGREED AND ACCEPTED:

ConSyGen, Inc.

By:
      Name:    Robert Reisch
      Title:   Chief Executive Officer,
               duly authorized

By:
      Name:    Eric Strasser
      Title:   Chief Financial Officer,
               duly authorized

                                                              September 13, 2001

ConSyGen, Inc.
125 South 52nd Street
Tempe, AZ 85281
Attn:  Eric Strasser, CFO

         Re:      Deferral of Share Issuance

Ladies and Gentlemen:

As of September 13, 2001, the undersigned is entitled to an option for an aggregate of ___________ warrants of common stock (the "Warrants") of ConSyGen, Inc. (the "Company"). The undersigned understands that the Company does not currently have sufficient authorized but unissued shares of common stock to execute its business and financial plans. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned does hereby waive his right to exercise the warrants until such time as the Company increases to at least 125,000,000 the number of the Company's authorized shares of common stock. Following such increase, the Company shall issue to the undersigned a warrant for __________ shares of its common stock at an exercise price of $0.25 per share. The Company shall use its best efforts to cause the number of its authorized shares of common stock to be increased to at least 125,000,000 within ninety (90) days of the date hereof.

                                                   Sincerely,


                                                   [Name]

AGREED AND ACCEPTED:

ConSyGen, Inc.

By:
      Name:    Robert Reisch
      Title:   Chief Executive Officer,
               duly authorized

By:
      Name:    Eric Strasser
      Title:   Chief Financial Officer,
               duly authorized